SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D.C. 20549

                         FORM 8-K/A

                      CURRENT REPORT

          Pursuant to Section 13 or 15(d) of the
              Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): December 10, 2002




               ALPHA HOSPITALITY CORPORATION

     (Exact Name of Registrant as Specified in Charter)





     Delaware                            1-12522            13-3714474
(State or other jurisdiction       (Commission File No.)  (IRS Employer
of incorporation)                                          Identification No.)




707 Skokie Boulevard, Suite 600, Northbrook, Illinois        60062
         (Address of Principal Executive Offices)          (Zip Code)




Registrant's telephone number, including area code: (847) 418-3804

      This form 8-K/A amends and restates the current report on Form 8-K dated December 11, 2002 and filed by the Registrant on such date.

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS


      Pursuant to the terms of a recapitalization agreement  (the
"Recapitalization  Agreement"),  on  December  10,  2002,   Alpha
Hospitality Corporation (the "Company") issued 1,394,200 shares of its Series E Preferred Stock to the Bryanston Group, Inc.
("Bryanston"),   its  largest  stockholder,   in   exchange   for
Bryanston's voting membership interest and preferred capital account in Catskill Development, LLC ("Catskill These preferred
shares  have   a liquidation  value  of  $10 per share, are
non-voting and non-convertible, have no fixed date of redemption or liquidation, and provide for cumulative dividends at the rate of 8% per annum. Dividends on the Company's common stock and other uses of the Company's net cash flow are subordinate to the payment of the accrued dividends on these preferred shares.

ITEM 5.   OTHER EVENTS AND REGULATION FD DISCLOSURE

      On December 10, 2002, pursuant to the Recapitalization Agreement, the Company also (i) issued an aggregate 336,496 shares of its Series E Preferred Stock to each of Bryanston, Stanley Tollman ("Tollman") and Monty Hundley ("Hundley") in full satisfaction of an outstanding note and as deferred compensation,
(ii) received a three year option to redeem all or any portion of
(a) the Series E Preferred Stock issued to Bryanston, Tollman and Hundley, as described above, at its liquidation value plus all accrued and unpaid dividends and (b) subject to stockholder approval, Bryanston's 2,326,857 and Beatrice Tollman's 66,000 shares of Company common stock at a price of $2.12 per share, in either case, payable in cash or by delivery of a promissory note for the aggregate purchase price of the stock being redeemed. Such promissory note is to be unsecured, bear interest at the rate of 7% per annum, and be payable in fixed installments over a three year period. Each such promissory note is to be subordinate to the Bank Note (as defined below) and may be prepaid by the Company at any time, without notice. Nevertheless, during the three year redemption period, each of Bryanston and Beatrice Tollman have granted Robert Berman, the Company's Chief Executive Officer, an irrevocable proxy to vote their shares of common stock, with full powers of substitution and revocation.

      On December 10, 2002, the Company also entered into an agreement with Societe Generale (the "Bank"), the holder of the Company's Series D Preferred Stock and a Note due July 2003 in the cumulative amount of $2,400,000. Under this agreement, the Note and all outstanding Series D Preferred Stock were cancelled, and the Company issued the Bank a new $1,600,000 Note (the "Bank Note") due June 30, 2003, which provides for discounts in the event of prepayment. This Bank Note is a first priority senior obligation of the Company.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statement of Business Acquired.

     As permitted by Item 7(a) (4) of Form 8-K, the Company will file the required financial statements relating to Catskill
Development, LLC as soon as practicable, but in no event later than February 24, 2003.

(b)  Unaudited Pro Forma Financial Information of the Company

                                                         Page No.
Unaudited Pro Forma Data                                   3
Unaudited Balance Sheet as of November 30, 2002            4
Unaudited Consolidated Statements of Operations
for the Eleven Months Ended November 30, 2002              5

(c)  Exhibits

99.1  Recapitalization Agreement by and between Alpha Hospitality
Corporation,  Alpha  Monticello,  Inc.,  Bryanston  Group,  Inc.,
Stanley   Tollman,  Beatrice  Tollman  and  Monty   Hundley   and
attachments; and

99.2    Restructuring   Agreement   between   Alpha   Hospitality
Corporation  and  Societe Generale and its attachments  including
16% Note due June 30, 2003.

      ALPHA HOSPITALITY CORPORATION AND SUBSIDIARIES

            UNADUDITED PRO FORM FINANCIAL DATA



The unaudited pro forma financial statements of Alpha Hospitality
Corporation  (the  "Company")  below  give  effect   to   several
agreements, whereby the Company changed its capital structure and
ownership  so  to  comply  with  NASDAQ  Marketplace  Rule   4310
(c)(2)(B) pertaining to the minimum stockholders' equity. These agreements consist of the following elements: (1) the purchase of the voting membership and other assets in Catskill Development, LLC ("Catskill") owned by Bryanston Group, Inc. ("Bryanston") in
exchange  for  shares  of  Series  E  Preferred  Stock   with   a
liquidation value of $13,942,000; (2) the exchange of a note with a  principal  amount  of $1,600,000 for the  Company's  Series  D
Preferred  Stock  and  a  Note  due  July  2003,  which  had   an
outstanding cumulative balance of approximately $2,400,000, held by Societe Generale (the "Bank"); and (3) an agreement with Bryanston and certain other affiliates regarding certain obligations due from the Company. The Company issued special preferred shares with a liquidation value of $3,364,960 in full satisfaction of these obligations. The unaudited pro forma financial statements have been prepared as if all transactions had been completed as of November 30, 2002 for purposes of the pro forma balance sheet, and January 1, 2002 for purposes of the pro forma statement of operations. These unaudited pro forma financial statements do not necessarily reflect the results of operations of financial position of the Company that would have  resulted  had  such transactions  actually been consummated
as of such dates.   Also, they  are  not  necessarily indicative of
the future results of operations of the future financial position of the Company.

The unaudited pro forma financial statements should be read together with financial statements and notes of the Company, which are incorporated by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2001 and Quarterly Report on Form 10-Q for the quarter period ended September 30, 2002.

      ALPHA HOSPITALITY CORPORATION AND SUBSIDIARIES

          CONDENSED CONSOLIDATED  BALANCE SHEETS
                        (Unaudited)
           (in thousands, except per share data)

                                           November 30,
                                              2002                      Pro
                                           (Unaudited)  Adjustments     Forma
                          ASSETS
CURRENT ASSETS:
       Cash                                   $   287      (50) (A)    $237
       Other current assets                        57                    57
     Total current assets                         344                   294

PROPERTY AND EQUIPMENT, net                         0                     0

INVESTMENT AND ADVANCES IN CATSKILL
  DEVELOPMENT, LLC                              2,947    3,490 (C)    6,437

ASSETS OF CASINO VENTURES, including
  idle property and equipment of
  $7,805 and $7,063                             7,955                 7,955

DEPOSITS AND OTHER ASSETS                          27     (13) (A)       14
                                           $   11,273              $ 14,700

           LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Note payable June 30, 2003               $        0   1,600 (A)  $  1,600
  Related party debt                            2,560    (990)(A)
                                                       (1,570)(B)         0
  Accounts payable and accrued expenses         1,797    (267)(B)     1,530
  Accrued payroll and related liabilities         407                   407
  Current liabilities of Casino Ventures        4,015                 4,015
     Total current liabilities                  8,779                 7,552

LONG-TERM RELATED PARTY DEBT, including
   accrued interest                                 0                     0

LONG-TERM RELATED PARTY LIABILITIES
   OF CASINO VENTURES                               0                     0

OTHER LIABILITIES                                   0                     0

RELATED PARTY LIABILITIES TO BE SETTLED WITH
  COMMON STOCK                                   1,529  (1,529)(B)        0

COMMITMENTS AND CONTINGENCIES

MINORITY INTEREST                                 790                   790

STOCKHOLDERS' EQUITY:
  Preferred stock, 17,312 shares authorized:
     Series B, $.01 par value, 44
      issued and outstanding in 2002
      and 2001                                      0                     0
     Series D, $.01 par value, 1 issued
      and outstanding in 2002                       0                     0
     Series E, $10.00 par value, 1,731
      issued and outstanding in 2002                0    3,365 (B)        0
                                                         3,490 (C)    6,855
  Common stock, $.01 par value, 7,500
      shares authorized, 4,879 issued and
      outstanding in 2002                          49                    49
  Capital in excess of par value              107,386    (716) (A)  106,670
  Accumulated deficit                       (107,260)      44  (A) (107,216)
     Total stockholders' equity                  175                  6,358
                                          $   11,273               $ 14,700


  See accompanying notes to unaudited pro forma financial statements.

      ALPHA HOSPITALITY CORPORATION AND SUBSIDIARIES

      CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                        (Unaudited)
        (in thousands, except  for per share data)


                                   Eleven Months Ended
                                        November 30
                                          2002         Adjustments   Pro Forma

REVENUES:
  Casino                                $      0                     $      0
  Food and beverage, retail and other          0                            0
                                               0                            0

COSTS AND EXPENSES:
  Casino                                       0                            0
  Food and beverage, retail and other          0                            0
  Selling, general and administrative      2,223                        2,223
  Depreciation and amortization               21                           21
   Interest                                  391            32(D)         423
  Pre-opening and development costs           44                           44
     Total costs and expenses              2,679                        2,711

OTHER INCOME (LOSS):
    Gain on sale of investment and
      related management contract          3,277                        3,277
    Loss on investment - Catskill         (6,934)                      (6,934)
    Miscellaneous - debt
      extinguishment                           3          291(E)          294
NET LOSS BEFORE MINORITY INTEREST         (6,333)                      (6,074)

MINORITY   INTEREST                           18                           18

NET LOSS                                  (6,315)                      (6,056)

DIVIDENDS ON PREFERRED STOCK                 518          144(F)          662

NET LOSS APPLICABLE TO COMMON SHARES      (6,833)                      (6,718)

WEIGHTED AVERAGE COMMON SHARES,
  basic and diluted                        4,588                        4,588

LOSS PER COMMON SHARE,
  basic   and   diluted                 $  (1.49)                    $  (1.46)




  See accompanying notes to unaudited pro forma financial statements.

       (A) To reflect the cancellation of the companies convertible note payable and the accrued interest due July 2003 recorded at $990 and the exchange of the Bank's Series D Preferred Stock recorded at $1,080 (less the gain related to the retirnment of the instrument presented in Note G)by the issuance of the 16% Note due June 2003 in the principal amount of $1,600. This transaction included recognition of accrued dividends of $215, write off of capitalized loan costs of $13 and a cash payment of $50.

       (B) To reflect the exchange of common stock payable due to Stanley Tollman recorded at $1,529, current related party debt due to Bryanston recorded at $1,570 (including additional interest to date of $19), and accrued expense due to Monty Hundley recorded at $267 to Series E Preferred Stock with a liquidation value of $3,365.

       (C) To reflect a related party transaction transferring Bryanston's interests and voting rights in Catskill to the Company in exchange for the issuance of $13,942 liquidation value of Series E Preferred stock. The transaction was recorded using Bryanston's cost basis of $3,490. The Company's prior value of Catskill of $2,947 was based upon the original cost and the estimated recoverability of its investment.

       (D) To reflect the recognition of the unamortized portion of the loan costs, $32, associated with the Bank's convertible debt and Series D Preferred Stock.

       (E) To reflect the prorated gain on the exchange of the related convertible debt and the Series D Preferred Stock adjusted to January 1, 2002 for accrued interest in exchange for the $1,600 Note due June 2003. The gain was prorated as follows:

           Gain on extinguishment                                  $655
           Gain related to convertible debt                         291
           Gain related to retirement of Series D Pref. Stock       364

       (F) To reflect the dividends payable balance at January 1, 2002 in the amount of $144 on the Series D Preferred Stock. The Series D Preferred Stock accrued dividends were disclosed in the notes of the consolidated financial statements for the year ended December 31, 2001 and not recognized in the financial statements.

	(G)	To reflect the $291 gain related to the convertible debt (Note E)
          less preferred dividends of $215 (Note A) and write off of $13 of capitalized loan costs (Note A), and $19 of various accruals (Note
          B).


  See accompanying notes to unaudited pro forma financial statements.

                       SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: January 16, 2003                    ALPHA HOSPITALITY CORPORATION
                                                  (Registrant)

                                           By: /s/  Scott A. Kaniewski
                                               Scott A. Kaniewski
                                               Chief Financial Officer

                                                     EXHIBIT 99.1

                RECAPITALIZATION AGREEMENT

THIS RECAPITALIZATION AGREEMENT is made and entered into this 10th day of December, 2002, by and between ALPHA HOSPITALITY CORPORATION, a Delaware corporation (the "Company"), ALPHA MONTICELLO, INC., a Delaware corporation and a wholly owned subsidiary of the Company ("Alpha"), BRYANSTON GROUP, INC., a Georgia corporation ("BG"), STANLEY TOLLMAN, BEATRICE TOLLMAN and MONTY HUNDLEY (together with BG, Stanley Tollman and Beatrice Tollman, the "Stockholders").
                         RECITALS

WHEREAS, BG is the owner of 2,326,857 shares of common stock, $.01 par value per share (the "Common Stock") and Beatrice Tollman is the owner of 66,000 shares of Common Stock (the "Stockholder Shares");
WHEREAS, BG is the holder of a note issued to it by the Company with an unpaid balance of $1,570,126 (the "BG Note") and the Company is indebted to each of Stanley Tollman and Monty Hundley for $1,528,167 and $266,667, respectively, for unpaid compensation (together with the BG Note, the "Stockholder Debt"); WHEREAS, BG is the holder of a membership interest in Catskill Development L.L.C., a New York limited liability company ("Catskill Development");
WHEREAS, the Company desires to reconstitute its capital structure through (i) the issuance of a newly created series of redeemable preferred stock in full satisfaction of the Stockholder Debt, (ii) being granted the option to repurchase the Stockholder Shares and (iii) acquiring, in exchange for additional such preferred stock, BG's ownership interests in Catskill Development, in each case subject to the terms and conditions set forth herein ((i), (ii) and (iii) above are referred to collectively herein as the "Recapitalization"); and WHEREAS, the Stockholders desire (i) to receive the newly created series of preferred stock in exchange for the Stockholder Debt and the interests in Catskill Development, and (ii) the opportunity to receive a redemption price for the Stockholder Shares that currently represents a significant premium on the Common Stock's most recent closing bid price.
NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

recapitalization
        Closing. The Closing under this Agreement (the "Closing") shall be held simultaneously with the execution of this
Agreement.  Such  date  on  which  the  Closing  is  to  be  held is herein referred to as the "Closing Date." The Closing shall be held at the offices of Olshan Grundman Frome Rosenzweig & Wolosky LLP, 505 Park Avenue, New York, New York 10022, at 10:00 A.M. on such date, or at such other time and place as the Company, Alpha and the Stockholders may agree upon in writing.

   Creation of Preferred Stock. A Certificate of Designation, setting forth the designation, preferences and other rights and qualifications of a new series of preferred designated Series E Preferred Stock (the "Preferred Stock"), in the form attached hereto as Exhibit A, has been filed with the Secretary of State of the State of Delaware and the Company has authorized the issuance and sale of up to 1,730,697 shares of such Preferred Stock.

   Purchase of Membership Interests and Amendment of Catskill Operating Agreement. BG hereby irrevocably sells, assigns and transfers all of its rights, title and interests in and to Catskill Development, including its Voting Membership and
Preferred Capital Account and any other interests which it may have in and to the business and properties of Catskill Development (the "Catskill Interest"), to the Company in exchange for 1,394,200 shares of the Preferred Stock (representing a purchase price of $13,942,000 (the "Catskill Price"). BG agrees to take such further actions and execute and deliver such documents as may be necessary or reasonable to further effectuate and secure such sale, assignment and transfer to the Company and to comply with any regulatory or other government requirements in connection therewith.

  Societe General Restructuring. The Company has restructured its indebtedness to Societe Generale by issuing Societe Generale a new promissory note in the principal amount of $1,600,000.

  Debt Restructuring. Subject to the terms and conditions of this Agreement, at the Closing, the Company shall restructure its indebtedness to certain of the Stockholders by issuing to each of them that number of shares of Preferred Stock set forth opposite such Stockholder's name on Schedule 1.5, which is attached hereto and made a part hereof, in exchange for forgiveness of the Stockholder Debt. At the Closing, the Company shall deliver to each such Stockholder a certificate or certificates, registered in such Stockholder's name as is set forth on Schedule 1.5, representing the number of shares of Preferred Stock being acquired hereunder, against cancellation of their respective obligations. The Stockholders shall acknowledge such cancellation by delivery, as the case may be, by BG of the BG Note and/or by Stanley Tollman and/or Monty Hundley of a letter in the form attached hereto as Exhibit B evidencing forgiveness of the Stockholder Debt.

  Common Stock Repurchase Right.

   Subject to the terms and conditions of this Agreement, each of the Stockholders hereby grants a three (3) year option in favor of the Company (the "Common Purchase Option") to reacquire, at any time, or from time to time, and without prior notice, up to that number of shares of Common Stock (appropriately adjusted for any subsequent stock split, dividend, combination, or other recapitalization) (the "Common Option Shares") and at the purchase price (appropriately adjusted for any subsequent stock split, dividend, combination, or other recapitalization) (the "Common Repurchase Price") set forth opposite such Stockholder's name on Schedule 1.6, attached hereto and made a part hereof; provided, however, that the Common Purchase Option shall not become effective until the Company receives stockholder approval of this Agreement. The Common Purchase Option shall be exercised by delivery to the Stockholder of a written notice signed by an officer or director of the Company. The Company shall pay for the Common Option Shares it has elected to repurchase by cash or, in its sole discretion, delivery to the Stockholder of a promissory note, in the form attached hereto as Exhibit C (a "Note"), in the principal amount of the aggregate Common Repurchase Price for the number of shares of Common Stock being repurchased. Payment of the Common Repurchase Price shall be completed within five business days after notice of the exercise of the Common Purchase Option has been delivered to the Stockholder. Upon receipt of the Common Repurchase Price, whether in the form of cash or a Note, then, notwithstanding that any certificates for the shares of Common Option Shares so called for repurchase shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, and all rights with respect to such Common Option Shares shall immediately cease and terminate.

   All certificates representing any Common Option Shares subject to the provisions of this Agreement shall be delivered to the Company's transfer agent upon closing so that a legend referencing the restrictions imposed by this Agreement can be placed on such certificates.

   Irrevocable Proxy. For three (3) years commencing on the date hereof, each of the Stockholders holding Common Option Shares irrevocably constitutes and appoints Robert Berman, the Company's Chief Executive Officer, or, in the event that Mr. Berman shall become incapacitated or deceased, Scott Kaniewski (the "Designee"), whether or not the Common Option Shares have been transferred into the name of the Designee or his nominee, as such Stockholder's proxy with full power, in the same manner, to the same extent and with the same effect as if such Stockholder were to do the same, in the sole discretion of the Designee, to vote such Common Option Shares, giving such Designee full power of substitution and revocation (the "Proxy"). The Proxy is coupled with an interest sufficient in law to support an irrevocable power and shall be irrevocable and shall survive the death, incapacity, dissolution or liquidation, as the case may be, of any Stockholder. Each Stockholder hereby revokes any proxy or proxies heretofore given to any person or persons and agrees not to give any other proxies in derogation hereof until such time as this Agreement is no longer in full force and effect.

  Preferred Stock Repurchase Right.

   Subject to the terms and conditions of this Agreement, each of the Stockholders hereby grants an option in favor of the Company (the "Preferred Purchase Option") to reacquire, at any time, or from time to time, and without prior notice, up to that number of shares of Preferred Stock (appropriately adjusted for any subsequent stock split, dividend, combination, or other recapitalization) (the "Preferred Option Shares") being issued to him/her/it pursuant to Section 1.3 and/or 1.5 above, for the purchase price of $10.00 per share (the "Preferred Repurchase Price") plus accrued dividends. The Preferred Purchase Option shall be exercised by delivery to the Stockholder of a written notice signed by an officer or director of the Company. The Company shall pay for the Preferred Option Shares it has elected to repurchase by cash or, in its sole discretion, delivery to the Stockholder of a Note, in the principal amount of the aggregate Preferred Repurchase Price for the number of shares of Preferred Stock being repurchased. Payment of the Preferred Repurchase Price shall be completed within five business days after notice of the exercise of the Preferred Purchase Option has been delivered to the Stockholder. Upon receipt of the Preferred Repurchase Price, then, notwithstanding that any certificates for the shares of Preferred Stock so called for repurchase shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, and all rights with respect to such Preferred Stock shall immediately cease and terminate. The Stockholders acknowledge that each Note delivered pursuant to this Section 1.8(a) shall be subordinate to the

Societe  Generale promissory note described in  Section  1.4  and that no payments shall be made on any such Note until the Societe
Generale   promissory  note  shall  have  been  fully  paid   and
discharged.

   All certificates representing any Preferred Option Shares subject to the provisions of this Agreement shall bear a legend referencing the restrictions imposed by this Agreement.

   Distributions. Notwithstanding the foregoing, the Company shall apply any funds of the Company to be used for repurchases under Sections 1.5 and 1.8 toward the repurchase of the Common Option Shares, pro rata, and then to the repurchase of the Preferred Option Shares, pro rata. In addition, the Company agrees that so long as any of the Preferred Option Shares remain outstanding, no dividends shall be paid and no distributions shall be made from the Net Available Cash Flow of the Company for any purpose other than purchase of the Common Option Shares or the retirement of the Preferred Shares. For purposes of this Agreement, "Net Available Cash Flow" shall mean the net amounts received by the Company in connection with any sale of the Company's business assets after the date hereof, or the issuance of any stock or debt by the Company, or the net amount resulting from any business operation(s) conducted by the Company, but shall not include (i) any amount used or set aside to retire the outstanding promissory note issued by the Company to Societe Generale or (ii) such additional amount, not to exceed $1,000,000 in any calendar year, that the Company shall apply or set aside to apply to the payment of reasonable operating expenses of the Company.


MUTUAL RELEASES
        Release of the Company by the Stockholders. For and in consideration of the promises, agreements and releases provided herein, each of the Stockholders hereby releases and discharges the Company, and any of its managers, directors, officers, partners, agents, attorneys, assureds, employees, past and present, heirs, executors, administrators, successors and assigns from any and all actions, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants,
contracts,       controversies,       agreements,       promises,
variances,     trespasses,    damages,    judgments,     extents,
executions, claims and demands whatsoever, in law, admiralty or equity, which against the Company and its principals, managers, directors, officers, partners, agents, attorneys, assureds, employees, past and present, heirs, executors, administrators, successors and assigns such Stockholder ever had, now has, or hereafter can, shall or may have upon or by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of this Agreement. However, nothing contained herein (or in Section 2.2) shall in any way affect the right of the Stockholders to enforce their rights and remedies under this Agreement.

  Release of Company Affiliates by the Stockholders. The Company agrees to use its best reasonable efforts to obtain releases for the Stockholders from its affiliates in the form of the release contained in Section 2.3. As to each affiliate from which the Company has obtained such a release for the benefit of the Stockholders, Stockholders hereby agree to release and discharge such affiliate, and any of their managers, directors, officers, partners, agents, attorneys, assureds, employees, past and present, heirs, executors, administrators, successors and assigns from any and all actions, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands whatsoever, in law, admiralty or equity, which against the Company and its principals, managers, directors, officers, partners, agents, attorneys, assureds, employees, past and present, heirs, executors, administrators, successors and assigns such Stockholder ever had, now has, or hereafter can, shall or may have upon or by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of this Agreement. For purposes of this Article II, the term "affiliates" means, without limitation, Catskill Development, Watertone Holdings, LP, a Delaware limited partnership, BKB, LLC, a New
York limited liability company, Americas Tower Partners, a New York general partnership, Monticello Realty L.L.C., a Delaware limited liability company, Alpha Monticello, Inc., a Delaware corporation, Clifford A. Ehrlich, a resident of Sullivan County, New York, Shamrock Strategies, Inc., a Delaware corporation, and Fox Hollow Lane, LLC, a New York limited liability company.

   Release of the Stockholders by the Company. For and in consideration of the promises, agreements and releases provided herein, the Company and its managers, directors, and officers hereby release and discharge the Stockholders and their agents, attorneys, assureds, past and present, heirs, executors, administrators, successors and assigns from any and all actions, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands whatsoever, in law, admiralty or equity, which against the Stockholders, their agents, attorneys, assureds, past and present, heirs, executors, administrators, successors and assigns the Company ever had, now has or hereafter can, shall or may have upon or by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of this Agreement. However, nothing contained herein shall in any way affect the right of the Company to enforce its rights and remedies under this Agreement.


STOCKHOLDERS Representations and Warranties
Each  of the Stockholders hereby represents and warrants  to  the
Company as follows:
      Organization; No Conflicts. To the extent indicated on the signature pages hereto, such Stockholder is either (i) a corporation duly organized and validly existing under the laws of its state of incorporation or (ii) an individual. Such Stockholder represents that it was not organized for the purpose of making an investment in the Company. None of the execution and delivery of this Agreement by such Stockholder, the consummation by such Stockholder of the transactions contemplated hereby or compliance by such Stockholder with any of the provisions hereof shall violate any order, writ, injunction, decree, judgment, statute, rule or regulation applicable to such Stockholder or any of his/her/its properties or assets, in each such case except to the extent that any conflict, breach, default or violation would not interfere with the ability of such Stockholder to perform the obligations hereunder.

   Enforceability. The execution, delivery and performance of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby are within the powers of such Stockholder and have been duly authorized by all necessary individual or corporate action, as appropriate,  on
the part of such Stockholder. This Agreement has been duly executed and delivered by such Stockholder and constitutes a legal, valid and binding obligation of the Stockholder enforceable against such Stockholder in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization and moratorium laws, (ii) other laws of general application affecting the enforcement of creditors' rights generally and general principles of equity, (iii) the discretion of the court before which any proceeding therefor may be brought and (iv) as rights to indemnity may be limited by federal or state securities laws or by public policy.

   Approvals and Consents. No action, approval, consent or authorization, including, but not limited to, any action, approval, consent or authorization by any governmental or quasi-governmental agency, commission, board, bureau, or instrumentality is necessary or required as to such Stockholder in order to constitute this Agreement as a valid, binding and enforceable obligation of such Stockholder in accordance with its terms.

   Common Stock. Each Stockholder is the record and beneficial owner of all shares of Common Stock set forth opposite such Stockholder's name on Schedule 1.6, free and clear of any restrictions on transfer, taxes, liens, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. Such Stockholder is not a party to any option, warrant, purchase right, or other contract or commitment that could require such Stockholder to sell, transfer, or otherwise dispose of its Common Stock (other than this Agreement). Moreover, such Stockholder is not a party to any voting trust, proxy, or other agreement or understanding with respect to its Common Stock.

  Investment Representations.

   Such Stockholder is acquiring the Preferred Stock set forth opposite his/her/its name on Schedule 1.5 solely for his/her/its own account as an investment and not with a view to any distribution or resale thereof within the meanings of such terms under the Securities Act of 1933, as amended (the "Securities Act").

          Such Stockholder has such knowledge, experience and skill in business and financial matters that such Stockholder is capable of evaluating the merits and risks of an investment in the Preferred Stock.

          Such Stockholder (i) has received all information that he/she/it deems reasonably necessary to make an informed investment decision with respect to an investment in the Preferred Stock; (ii) has had the opportunity to make such investigation as he/she/it desires regarding the Company and an investment therein and (iii) has had the opportunity to ask questions of representatives of the Company concerning the Company.

          Such Stockholders understands that he/she/it must bear the economic risk of an investment in the Company for an uncertain period of time because (i) the Preferred Stock has not been registered under the Securities Act and applicable state securities laws and (ii) the Preferred Stock may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Preferred Stock or an available exemption from registration under the

Securities   Act,  the  Preferred  Stock   must   be   held
indefinitely. In particular, such Stockholder is aware that the Preferred Stock may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met. In this connection, such Stockholder represents that he/she/it understands that under Rule 144, the Preferred Stock must be held for at least one year after purchase thereof from the Company prior to resale (two years in the absence of public current information about the Company) and that, under certain circumstances, the conditions for use of Rule 144 include the availability of public current information about the Company, that sales be effected through a "broker's transaction" or in transactions with a "market maker," and that the number of shares being sold not exceed specified limitations. Such public current information about the Company for purposes of Rule 144 is presently not available, and may not be publicly available in the future.

          Such Stockholder understands that, in addition the legends described above in Article I, the certificates evidencing the Preferred Stock may bear one or all of the following legends:

       "The shares represented by this certificate have not been registered under the United States Securities Act of 1933. They may not be sold, offered for sale, pledged, hypothecated or otherwise transferred in the absence of a registration statement in effect with respect to such shares under such Act or an opinion of counsel or other evidence satisfactory to Sporting Magic, Inc. and its counsel that such registration is not required."

               (i)  Any legend required by any other jurisdiction.

        Broker's Fees. Neither such Stockholder nor any of its stockholders, directors, officers, employees or agents, if any, has retained, employed or used any broker or finder in connection with the transactions provided for herein or in connection with the negotiation thereof.


ADDITIONAL REPRESENTATIONS AND WARRANTIES
In addition to those representations made by BG in Article III, BG further represents and warrant to the Company as follows:
     Catskill Interest. BG is the record and beneficial owner of the Catskill Interest, free and clear of any restrictions on transfer, taxes, liens, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. BG is not a party to any option, warrant, purchase right, or other contract or commitment that could require it to sell, transfer, or otherwise dispose of its Catskill Interest (other than this Agreement). Moreover, BG is not a party to any voting trust, proxy, or other agreement or understanding with respect to its Catskill Interest.


COMPANy Representations and Warranties
         Organization; No Conflicts. The Company is duly organized, validly existing and in good standing in its jurisdiction of organization and has all of the requisite power and authority to
enter  into  this  Agreement  and   to
assume and perform its obligations hereunder. None of the execution and delivery of this Agreement by the Company,
the   consummation   by   the   Company   of   the   transactions
contemplated hereby or compliance by the Company with any of the provisions hereof shall violate any order, writ, injunction, decree, judgment, statute, rule or regulation applicable to the Company or any of its properties or assets, in each such case except to the extent that any
conflict,    breach,    default   or    violation    would    not
interfere with the ability of the Company to perform the obligations hereunder.

   Power, Authorization and Validity. The Company has the right, power, legal capacity and authority: (a) to carry on its business as now conducted and as proposed to be conducted and (b) subject to stockholder approval of this Agreement, to enter into and perform all of its obligations under this Agreement and all other agreements to which the Company is or will be a party that are required to be executed pursuant to this Agreement (collectively with this Agreement, the "Company Merger Agreements"). The Common Option Shares subject to the Proxy represent a sufficient number of shares to approve and adopt this Agreement.

   Catskill Interest. The Company is authorized to receive the Catskill Interest and exercise all of the rights of BG thereunder in accordance with the terms and conditions of the First Amended and Restated Operating Agreement between the members of Catskill Development, dated January 1, 1999.


General Provisions
        Entire Agreement; Amendment and Waiver. This Agreement constitutes the entire agreement between the parties with respect to the subject matter contained herein and supersedes all prior oral or written agreements, if any, between the parties with respect to such subject matter. Any amendments hereto or modifications hereof must be made in writing and executed by each of the parties hereto.

   Binding Effect; Assignment. This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the parties and their respective successors and assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be transferred or assigned (by operation of law or otherwise) by any of the parties hereto. Any transfer or assignment of any of the rights, interests or obligations hereunder in violation of the terms hereof shall be void and of no force or effect.

   Governing Law; Venue, Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to conflict of laws principles. Each party hereto hereby irrevocably submits to the exclusive personal and subject matter jurisdiction of the United State District Court for the Southern District of New York and the Supreme Court of the State of New York located in the borough of Manhattan over any suit action or proceeding arising out of or relating to this Agreement. Each party hereby irrevocably waives to the fullest extent permitted by law, (a) any objection that they may now or hereafter have to the venue of such suit, action or proceeding brought in any such court; and (b) any claim that any such suit, action or proceeding has been brought in an
inconvenient  forum.   Final
judgement in  any  suit,  action  or
proceeding brought in any such court shall be conclusive and binding upon each party duly served with process therein and may be enforced in the courts of the jurisdiction of which either party or any of their property is subject, by a suit upon such judgement.

  Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by virtue of any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the maximum extent possible.

   Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.




                 [Signature Page Follows]

[COUNTERPART SIGNATURE PAGE TO RECAPITALIZATION AGREEMENT BETWEEN
ALPHA HOSPITALITY CORPORATION, ALPHA MONTICELLO, INC., BRYANSTON
GROUP, INC., STANLEY TOLLMAN, BEATRICE TOLLMAN AND MONTY HUNDLEY
                 DATED DECEMBER 10, 2002]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be made and executed on the date first above written.

                                   THE COMPANY:

                                   ALPHA HOSPITALITY CORPORATION


                                   By:
                                   ______________________________
                                          Name:
                                          Title:

                                   ALPHA

                                   ALPHA MONTICELLO, INC.


                                   By:
                                   ______________________________
                                          Name:
                                          Title:

                                   THE STOCKHOLDERS:

                                   BRYANSTON GROUP, INC.


                                   By:
                                   ______________________________
                                          Name:
                                          Title:


                                   ______________________________
                                   ___
                                   Stanley Tollman


                                   ______________________________
                                   ___
                                   Beatrice Tollman


                                   ______________________________
                                   ___
                                   Monty Hundley

                         EXHIBIT A

         CERTIFICATE OF THE DESIGNATIONS, POWERS,
                     PREFERENCES AND RIGHTS
                            OF THE
                    SERIES E PREFERRED STOCK
                   ($.01 par value per share)

                               of

               ALPHA HOSPITALITY CORPORATION
                     a Delaware Corporation

                           __________

                Pursuant to Section 151 of the
        General Corporation Law of the State of Delaware

                           __________

     ALPHA HOSPITALITY CORPORATION, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"),

     DOES HEREBY CERTIFY:

     FIRST: That, pursuant to authority conferred upon the Board of Directors of the Corporation (the "Board") by the Certificate of Incorporation of said Corporation, and pursuant to the provisions of Section 151 of the Delaware General Corporation Law, there hereby is created, out of the 5,000,000 shares of Preferred Stock of the Corporation authorized in Article FOURTH of the Certificate of Incorporation (the "Preferred Stock"), a series of the Preferred stock consisting of 1,730,697 shares, $.01 par value per share, to be designated "Series E Preferred Stock," and to that end the Board adopted a resolution providing for the designations, powers, preferences and rights, and the qualifications, limitations and restrictions, of the Series E Preferred Stock, which resolution is as follows:

          RESOLVED, that the Certificate of the Designations, Powers, Preferences and Rights of the Series E Preferred Stock ("Certificate of Designation") be and is hereby authorized and approved, which Certificate of Designation shall be filed with the Delaware Secretary of State in the form as follows:

          1. Designations and Amount. One Million Seven Hundred Thirty Thousand Six Hundred Ninety Seven (1,730,697) shares of the Preferred Stock of the Corporation, $.01 par value per share, shall constitute a class of Preferred Stock designated as "Series E Preferred Stock" (the "Series E Preferred Stock").

          2.   Dividends.

                (a) The holders of shares of Series E Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors of the Corporation (the "Board") out of assets of the Corporation legally available for payment, a cash dividend at the rate of 8% of the Liquidation Value (or $.80) per annum per share of Series E Preferred Stock (the "Preferred Dividend"), payable only as provided in Section 2(b) hereof. The Preferred Dividend shall accrue and shall be cumulative from the date of initial issuance of such share of Series E Preferred Stock. The amount of the Preferred Dividend that shall accrue for the initial dividend period and for any period shorter than a full dividend period shall be computed on the basis of a 360-day year of twelve 30-day months.

                (b) The Preferred Dividend shall be payable (whether or not declared by the Board) upon the effective date of the earliest of a (i) redemption of the Series E Preferred Stock in accordance with Section 6 hereof or (ii) Liquidation (as hereinafter defined).

          3. Rights on Liquidation, Dissolution or Winding Up, Etc. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (each, a "Liquidation"), no distribution shall all be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the holders of the Series E Preferred Stock unless, prior thereto, the holders of such shares of Series E Preferred Stock shall have received $10.00 per share (the "Liquidation Value"), plus an amount equal to all accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment. For purposes of this Certificate of Designation, each of (1) the sale, conveyance, exchange or transfer of all or substantially all of the property and assets of the Corporation or (2) the consolidation or merger of the Corporation with or into any other corporation, in which the stockholders of the Corporation immediately prior to such event do not own a majority of the outstanding shares of the surviving corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation.

          4.    Rank.  The Series E Preferred Stock  shall  rank,
with respect to the payment of dividends and the distribution  of
assets,  senior  to  all  series  of  any  other  class  of   the
Corporation's Preferred Stock.

          5.    Voting Rights.  The holders of Series E Preferred
Stock shall not be entitled to vote on any matter except as required by law.

          6. Redemption. The Corporation, at the option of the Board, may redeem the whole or any part of the Series E Preferred Stock at any time outstanding, at any time or from time to time, by paying the redemption price of $10.00 per share, plus accrued dividends, in cash or, in its sole discretion, by delivery of a
Note in the form attached hereto as Exhibit A, for each share of Series E Preferred Stock so to be redeemed plus dividends accrued thereon at the date fixed for redemption. In the case of the redemption of only a part of the Series E Preferred Stock at the time outstanding, the Corporation shall select by lot or in such other manner as the Board may determine the shares to be redeemed. The Board shall have full power and authority, subject to the limitations and provisions contained herein, to prescribe the manner in which and the terms and conditions upon which the Series E Preferred Stock shall be redeemed from time to time. If the Board has elected to redeem such Series E Preferred Stock by paying cash and on or before the date fixed by the Board for redemption the funds necessary for such redemption shall have been set apart so as to be and continue to be available therefor, then, notwithstanding that any certificates for the shares of Series E Preferred Stock so called for redemption shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, the right to receive dividends thereon shall cease to accrue from and after the date of redemption so fixed, and all rights with respect to such shares of Series E Preferred Stock so called for redemption shall immediately on such redemption date cease and terminate, except only the right of the holders thereof to receive the redemption price therefor, but without interest. None of the Series E
Preferred Stock acquired by the Corporation by redemption or otherwise shall be reissued or disposed of but shall from time to time be retired in the manner provided by law.

          7. No Pre-emptive Rights. No holder of shares of Series E Preferred Stock will possess any preemptive rights to subscribe for or acquire any unissued shares of capital stock of the Corporation (whether now or hereafter authorized) or securities of the Corporation convertible into or carrying a right to subscribe to or acquire shares of capital stock of the Corporation.

          IN WITNESS WHEREOF, Alpha Hospitality Corporation has caused this Certificate of Designation to be executed this 9th day of December, 2002.


                              ALPHA HOSPITALITY CORPORATION



                              By:
                                 Name:
                                 Title:

                         EXHIBIT B

                [Letterhead of Stockholder]


                Certificate of Satisfaction


                                                December   , 2002

Alpha Hospitality Corporation
707 Skokie Boulevard, Suite 600,
Northbrook, IL 60062

Ladies and Gentlemen:

This will confirm that upon receipt by [Full Name of Stockholder] ("Stockholder") of ___ shares of Series E Preferred Stock of Alpha Hospitality Corporation ("Alpha"), such receipt shall serve as full and complete satisfaction of the $[________________] in indebtedness currently due from Alpha to Stockholder.



                                   STOCKHOLDER



                                   By:___________________________

                         EXHIBIT C
THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE PLEDGED, SOLD, ASSIGNED OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT THERETO UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW, OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.
               ALPHA HOSPITALITY CORPORATION

               Subordinated Promissory Note

_________________,                                           2003
$______________

Alpha Hospitality Corporation, a Delaware corporation (together with its successors and assigns, the "Issuer"), for value
received,   hereby   promises   to   pay   to   the   order    of
__________________________________ (together with its successors, transferees and assigns, the "Noteholder") the principal sum of _____________________________ (the "Note Amount"), in the amounts and on the dates ("Note Amount Repayment Date") set forth below:
               Date                       Amount
    (1 Year Anniversary of      (13.33% of the Note
    Note)                       Amount)
    (18 Month Anniversary of    (17.78% of the Note
    Note)                       Amount)
    (2 Year Anniversary of      (22.22% of the Note
    Note)                       Amount)
    (30 Month Anniversary of    (26.67% of the Note
    Note)                       Amount)
    (3 Year Anniversary of      (20.00% of the Note
    Note)                       Amount)

Interest. The Issuer further promises to pay interest on the unpaid Note Amount from the date hereof until the Note is paid in full (whether at maturity or prepayment), payable on each Note Amount Repayment Date, at the simple interest rate of seven percent (7%) per annum.
Prepayment. The Issuer may at its option, at any time or from time to time, prepay this Note (and accrued interest), in whole or in part, without premium or penalty. Any such optional prepayment shall be applied to reduce the unpaid Note Amount installments, in direct order of maturity (such that the Note Amount next due shall be repaid first).
     Issuer Register. The Issuer shall keep a register at its principal place of business (the "Register") in which it shall enter the Noteholder's name and address as set forth above. For the purpose of paying principal and any interest on this Note, the Issuer shall be entitled to rely on the name and address in the Register.
Transfer. This Note is neither assignable nor transferable by the Noteholder without the Issuer's prior written consent.
No Waiver. No failure by the Noteholder to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.
Acceleration.  In case one or more of the following events
       ("Events of Default") (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:
        failure by the Issuer to pay all or any part of the Note Amount within ten (10) business days after the same shall become due and payable; or

  failure by the Issuer to pay all or any part of the interest on the Note within ten (10) business days after the same shall become due and payable; or

   the Issuer becomes the subject of any voluntary bankruptcy, insolvency or similar proceeding, or any involuntary bankruptcy, insolvency or similar proceeding not stayed or dismissed within sixty (60) days of filing, then:  (i) except in the case of an Event of Default specified in
Section 6(c) hereof, the Noteholder, by notice in writing to the Issuer, may declare the aggregate Note Amount to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable and (ii) if an Event of Default specified in Section 6(c) occurs, the Note Amount shall become and be immediately due and payable without any declaration or other act on the part of the Noteholder.

No Action. The Issuer shall not by any action, including, without limitation, amending its certificate of incorporation through any reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, winding up, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be reasonably necessary or appropriate to protect the rights of the Noteholder against impairment.
Costs; Expenses. Should the Noteholder initiate an action to enforce the provisions of this Note, then the prevailing party in such action, as determined by the court, agency, tribunal or other body with jurisdiction over the action, shall be reimbursed its reasonable fees and out-of-pocket expenses of counsel in connection with such action.
Amendment. This Note may only be amended by a written instrument or instruments executed by both the Issuer and the Noteholder.
Senior Debt. This Note shall be senior to all existing and future indebtedness of the Issuer other than indebtedness created pursuant to that certain promissory note issued by the Issuer to Societe Generale on December 9, 2002 for the principal sum of $1,600,000.
Waivers. The Issuer hereby waives any requirements of demand, presentment for payment, notice of dishonor, notice of protest and protest.
Governing Law; Forum. This agreement shall be governed by, and construed and interpreted in accordance with, the laws of the state of New York without reference to the choice of laws provisions thereof. Any action, suit or proceeding initiated by any party hereto against any other party hereto under or in connection with this Note shall be brought in any state or federal court in the State of New York. Each party hereto submits itself to the exclusive jurisdiction of any such court, waives any claims of forum non conveniens and agrees that service of process may be effected on it by the means by which notices are to be given pursuant to this Note.
Notices. All notices (including other communications required or permitted) under this Note must be in writing and must be delivered (a) in person, (b) by registered or certified mail, postage prepaid, return receipt requested, (c) by a generally recognized courier or messenger service that provides written acknowledgment of receipt by the addressee or (d) by facsimile or other generally accepted means of electronic transmission with a verification of delivery. Notices are deemed delivered when actually delivered to the address for notices. Notices to the Noteholder must be given to its last known address appearing on the Register and notices to the Issuer must be given at its principal place of business. Any party may furnish, from time to time, other addresses for notices to it.

IN WITNESS WHEREOF, Issuer has caused this Note to be executed by its officer thereunto duly authorized as of the date first above written.

                         ALPHA HOSPITALITY CORPORATION

                              By:________________________________
                              _
                                   Name:
                                   Title:

                       SCHEDULE 1.5


  Debtholder        Debt Being         Number of Shares of
                     Forgiven         Preferred Stock to be
                    at Closing          Issued at Closing
Bryanston        $1,570,126         157,013
Group, Inc.
Stanley Tollman  $1,528,167         152,817
Monty Hundley    $266,667           26,667


                       SCHEDULE 1.6

  Stockholder     Common       Number of      Principal Amount of
                Repurchase   Common Option     Notes to be Issued
                   Price         Shares         Upon Exercise of
                                                     Option
Bryanston          $2.12     2,326,857       $4,932,937
Group, Inc.
Beatrice           $2.12     66,000          $139,920
Tollman

                                                     Exhibit 99.2
                  RESTRUCTURING AGREEMENT

This RESTRUCTURING AGREEMENT (the "Restructuring Agreement"), dated as of December 9, 2002, is between ALPHA HOSPITALITY CORPORATION, a Delaware corporation (the "Company"), and SOCIETE GENERALE, a bank organized under the laws of France (the "Investor").
                   W I T N E S S E T H :

WHEREAS, (x) on February 8, 2000, the Investor acquired for a purchase price of $4,000,000, 4,000 shares of the Company's Series D Preferred Stock having an aggregate face amount of $4,000,000 and certain warrants to purchase the Company's common stock and (y) on July 31, 2000, the Investor acquired for a purchase price of $1,250,000, $1,250,000 aggregate principal amount of the Company's 4% Convertible Notes Due July 31, 2003 and certain warrants to purchase the Company's common stock; WHEREAS, as of the date hereof approximately $1,295,000 aggregate face amount of the Company's Series D Preferred Stock is outstanding (inclusive of approximately $215,000 of accrued dividends thereon) (the "Series D Preferred") and approximately $1,032,000 aggregate principal amount of the Company's 4% Convertible Notes Due July 31, 2003 is outstanding (inclusive of approximately $88,000 of accrued interest thereon) (the "Convertible Notes") and all of the warrants originally issued to the Investor remain outstanding;
WHEREAS, the Investor has alleged that certain defaults have occurred with respect to the Company's obligations in respect of the Series D Preferred and the Convertible Notes;
WHEREAS, certain significant changes have occurred with respect to the Company's business and operations and representatives of the Company have advised the Investor that the Company currently has a need to reduce its total indebtedness in order to meet the requirements to remain listed on certain securities exchanges and that a restructuring of the Investor's investment in the Series D Preferred and the 4% Convertible Notes are critical to achieving that objective;
WHEREAS, the Company has advised the Investor that it is desirous of restructuring its investment in the Series D Preferred and the Convertible Notes in accordance with the terms set forth in this Restructuring Agreement in exchange for the receipt of the waiver granted by the Investor set forth herein, the exchange of the Investor's current holdings of Series D Preferred and the Convertible Notes for a newly issued note of the Company and certain cash payments by the Company to the Investor and the Investor has agreed to accept such offer subject to the terms set forth in this Restructuring Agreement.
NOW THEREFORE, in consideration of the premises, representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, the parties hereto agree as follows:

       DEFINITIONS
         Certain  Definitions.   For  purposes   of   this
Agreement,   the   following   terms   shall   have    the
following respective meanings:

"Affiliate" of a Person means another Person that directly
or   indirectly,   through  one  or  more  intermediaries,
controls,  is  controlled by, or is under  common  control
with,  such  first-mentioned Person.  The  term  "control"
(including  the terms "controlling," "controlled  by"  and
"under  common control with") means the possession, direct
or indirect, of the power to direct or cause the direction
of  the  management  and policies  of  a  Person,  whether
through the ownership of voting securities, by contract or
otherwise.
"Capital Stock" means, with respect to any Person, any and
all shares, interests, participations or other equivalents
(however  designated) of corporate stock,  including  each
class of common stock and preferred stock, of such Person.
"Commission"  means  the  United  States  Securities   and
Exchange Commission.
"Governmental  Authority"  means  any  federal  or   state
government or political subdivision thereof and any agency
or   other   entity  exercising  executive,   legislative,
judicial,  regulatory or administrative  functions  of  or
pertaining to government.
"Material  Adverse Effect" has the meaning  set  forth  in
Section 2.01.
"Person"   means   an   individual   or   a   corporation,
partnership,   trust,   incorporated   or   unincorporated
association,   joint   venture,   joint   stock   company,
Governmental Authority or other entity of any kind.
"SEC  Reports"  means, collectively, the Company's  Annual
Report on Form 10-K for the year ended December 31, 2001, the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, June 30, 2002 and September
30, 2002 and the Company's Current Reports on Form 8-K filed with the Commission during the calendar year 2002.

ISSUANCE OF NOTES; PAYMENT OF CASH;
       CANCELLATION OF EXISTING SECURITIES
        Agreement to Issue Notes and Make Cash Payment and
Consideration   Therefor.   On  the  terms   and   subject
to  the  conditions  set  forth  in  this  Agreement,  the
Company  hereby  agrees  to  issue  to  the  Investor  its
16%   Note   due  June  30,  2003  in  substantially   the
form  set  forth  as  Exhibit A hereto  in  the  principal
amount   of  $1,600,000  (the  "New  Note")  and  to   pay
the   Investor   the   sum,   in   immediately   available
funds  of  $50,000  and  in  consideration  therefor,  the
Investor   hereby  agrees  to  deliver  to   the   Company
for   cancellation  the  Series  D  Preferred,   and   the
Convertible   Notes   and   to   irrevocably   waive   any
claims  with  respect  to its holdings  of  the  Series  D
Preferred   and  the  Convertible  Notes  as   set   forth
herein.

   Closing.  The closing of the transaction set  forth  in
Section 2.01 (the "Closing") shall be deemed to take place
concurrently  with  the execution  and  delivery  of  this
Restructuring  Agreement by the parties  hereto.   At  the
Closing,  the  following closing transactions  shall  take
place,   each   of   which  shall  be  deemed   to   occur
simultaneously  with the Closing and  shall
constitute  a
condition  to  the  consummation of the Closing:  (i)  the
Company  shall  execute, issue and deliver  a  certificate
evidencing the 16% Notes Due June 30, 2003 to be issued to
the  Investor;  (ii)  the Company  shall  deliver  to  the
Investor  by wire transfer of immediately available  funds
the amount of $50,000, (iii) the Investor shall deliver to
the Company certificates represents the Series D Preferred
Stock and the Convertible Notes for cancellation; (iv) the
Company  shall  pay the fees and expenses of  Jones,  Day,
Reavis  & Pogue of $10,000 by wire transfer of immediately
available funds and (v) the Company shall deliver  to  the
Investor  a  certificate executed by the  Chief  Executive
Officer  and  Chief  Financial  Officer  of  the  Company,
signing  in such capacity, dated the date of the  Closing,
among   other   confirmations   contained   therein,   (a)
certifying  that  attached thereto are true  and  complete
copies  of  the resolutions duly adopted by the  Board  of
Directors of the Company authorizing the execution and the
consummation   of   the  transactions  contemplated   this
Restructuring Agreement, which authorization shall  be  in
full  force  and  effect on and as of  the  date  of  such
certificate,   (b)   confirming  the   accuracy   of   the
representations and warranties of the Company contained in
this  Restructuring  Agreement  and  (c)  certifying   and
attesting  to  the office, incumbency, due  authority  and
specimen  signatures  of  each  Person  who  executed  any
document  for or on behalf of the Company.  This Agreement
shall  not be effective, however, until the Company  shall
have   delivered   to  the  Investor   a   copy   of   the
Recapitalization  Agreement, executed by Bryanston  Group,
Inc.  ("Bryanston"), the Company and certain other parties
(the  "Recapitalization Agreement"), which agreement shall
provide for the discharge of any existing indebtedness  of
Bryanston  and such other parties owed by the Company,  in
form  and substance satisfactory to the Investor and shall
be  in  full  force and effect as of the date of  delivery
thereof,  it  being understood that any obligations  under
such Recapitalization Agreement will be subordinate to the
New   Note  and  it  being  further  understood  that  the
representations and warranties of the Company in this Restructuring Agreement and the New Note shall give effect to the Recapitalization Agreement.


REPRESENTATIONS AND WARRANTIES OF THE COMPANY
As  a  material inducement to the Investor to execute this
Restructuring  Agreement and consummate  the  transactions
contemplated  hereby,  the Company hereby  represents  and
warrants  to  the  Investor that on and  as  of  the  date
hereof:
      Organization and Standing.  The Company and each  of
its  subsidiaries is a corporation duly organized, validly
existing  and  in  good standing under  the  laws  of  the
jurisdiction  of its incorporation and has  all  requisite
corporate  power  and  authority, and all  authorizations,
licenses, permits and certifications necessary for  it  to
own its material properties and assets and to carry on its
material business as it is now being conducted (and as, to
the   extent  described  therein,  described  in  the  SEC
Reports).   The  Company and each of its  subsidiaries  is
duly  qualified  to  transact  business  and  is  in  good
standing  in  each jurisdiction in which the character  of
the  properties owned or leased by it or the nature of its
businesses  makes  such  qualification  necessary,  except
where  the  failure to so qualify or be in  good  standing
would  not have a material adverse effect on the business,
assets,  operations, properties, condition  (financial  or
otherwise)   or   prospects  of  the   Company   and   its
subsidiaries,  taken as a whole, or any  material  adverse
effect   on  the  Company's  ability  to  consummate   the
transactions contemplated by, and to
execute, deliver  and
perform  its  obligations under, each of  the  Transaction
Documents (a "Material Adverse Effect").

    Securities   of  the  Company.   The  authorized   and
outstanding Capital Stock of the Company is as  set  forth
in  the  Company's Quarterly Report on Form 10-Q  for  the
quarter  ended September 30, 2002.  The New Note has  been
duly and validly authorized.  When issued against delivery
of   the  consideration  therefor  as  provided  in   this
Restructuring  Agreement, the New  Note  will  be  validly
issued   and  will  constitute  a  valid  and  enforceable
obligation of the Company, enforceable against the Company
in  accordance with its terms (subject to the  effects  of
applicable    bankruptcy,   insolvency,    reorganization,
moratorium or similar laws affecting the enforcement of creditors' rights generally and general principles of equity). The issuance of the New Note is not subject to any preemptive rights, rights of first refusal or other similar limitation. There are no agreements or other obligations (contingent or otherwise) that may require the Company to repurchase or otherwise acquire any shares of its Capital Stock.

   Authorization;  Enforceability.  The  Company  has  the
corporate  power  and  authority to execute,  deliver  and
perform  the  terms  and provisions of  the  Restructuring
Agreement  and  the New Note, and has taken all  necessary
corporate action to authorize the execution, delivery  and
performance by it of the Restructuring Agreement  and  the
New  Note and consummate the transactions contemplated  by
each of the Restructuring Agreement and the New Note.   No
other corporate proceedings on the part of the Company are
necessary,  and  no  consent of the  shareholders  of  the
Company  is required, for the valid execution and delivery
by  the Company of the Restructuring Agreement and the New
Note  and the performance and consummation by the  Company
of   the   transactions  contemplated  by  each   of   the
Restructuring Agreement and the New Note.  The Company has
duly  executed  the Restructuring Agreement  and  the  New
Note.   Assuming  the due execution of  the  Restructuring
Agreement  by  the  Investor, the Restructuring  Agreement
constitutes the legal, valid and binding obligation of the
Company,  enforceable  against the Company  in  accordance
with   each   of   its   respective   terms,   except   as
enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

  No Violation; Consents.

(a)   The  execution,  delivery  and  performance  by  the
Company  of the Restructuring Agreement and the  New  Note
and  the  consummation  of  the transactions  contemplated
thereby  do not and will not (i) contravene the applicable
provisions  of any law, statute, rule, regulation,  order,
writ,  injunction,  judgment or decree  of  any  court  or
Governmental Authority to or by which the Company  or  any
of  its subsidiaries or any of its respective property  or
assets  is bound, (ii) violate, result in a breach  of  or
constitute  (with due notice or lapse of time or  both)  a
default or give rise to an event of acceleration under any
contract,  lease,  loan  or  credit  agreement,  mortgage,
security agreement, trust indenture or other agreement  or
instrument to which the Company is a party or by which  it
or any of its subsidiaries is bound or to which any of its
respective properties or assets is subject, nor result  in
the creation or imposition of any lien, security interest,
charge  or  encumbrance  of  any  kind  upon  any  of  the
properties, assets or Capital Stock of the Company or  any
of its subsidiaries, or (iii) violate any provision of the
organizational  and  other  governing  documents  of   the
Company or any of its subsidiaries.

(b)   No consent, approval, authorization or order of,  or
filing  or  registration with, any court  or  Governmental
Authority  or other Person is required to be  obtained  or
made  by  the  Company  for  the execution,  delivery  and
performance  of this Restructuring Agreement and  the  New
Note  or  the consummation by the Company of  any  of  the
transactions  contemplated thereby to be performed  by  it
except  for  those  consents or authorizations  previously
obtained and those filings previously made.
      Solvency; No Default.  (a) The Company is, and  upon
giving  effect to the transactions contemplated hereby  to
be performed by it as of the Closing  will be, Solvent (as
defined  below).  "Solvent" means that, as of the date  of
determination,  (i) the then fair saleable  value  of  the
assets  of  the Company (on a consolidated basis)  exceeds
the  then  total amount (on a consolidated basis)  of  its
debts and other liabilities, (including any guarantees and
other  contingent, subordinated, unmatured or unliquidated
liabilities  whether or not reduced to judgment,  disputed
or  undisputed,  secured or unsecured), (ii)  the  Company
expects to have sufficient funds and cash flow to pay  its
liability  on  its existing debts as they become  absolute
and matured, (iii) final judgments against the Company  in
pending  or threatened actions for money damages will  not
be rendered at a time when, or in an amount such that, the
Company  will  be  unable to satisfy  any  such  judgments
promptly  in  accordance  with their  terms  (taking  into
account   (a)  the  maximum  reasonable  amount  of   such
judgments  in  any such actions (other than  amounts  that
would  be  remote),  (b) the earliest reasonable  time  at
which  such  judgments  would  be  rendered  and  (c)  any
reasonably   expected  insurance  recovery  with   respect
thereto),  and (iv) the Company does not have unreasonably
small   capital  with  which  to  engage  in  its  present
business.

(b)   The  Company  is  not,  and  immediately  after  the
consummation of the transactions contemplated hereby to be
performed by the Company will not be, in default under  or
in  violation  of (whether upon the passage of  time,  the
giving  of  notice or both) its organizational  and  other
governing  documents,  or any provision  of  any  security
issued by the Company, or of any agreement, instrument  or
other  undertaking to which the Company is a party  or  by
which it or any of its property or assets is bound, or the
applicable   provisions  of  any   law,   statute,   rule,
regulation, order, writ, injunction, judgment or decree of
any  court  or Governmental Authority to or by  which  the
Company  or any of its property or assets is bound,  which
default  or  violation,  either  individually  or  in  the
aggregate, could reasonably be expected to have a Material
Adverse Effect.
     SEC Reports; Financial Condition; No Adverse Changes.
(a)  The audited consolidated financial statements of  the
Company  and the related notes thereto as at December  31,
2001  reported  on  by  Friedman,  Alpren  &  Green,  LLP,
independent  accountants,  present  fairly  the  financial
condition,  results of operations and cash  flows  of  the
Company (on a consolidated basis) at such date and for the
periods  set  forth  therein.  The unaudited  consolidated
balance sheets, consolidated statements of operations  and
consolidated  statements of cash  flows  at  and  for  the
period   ended  September  30,  2002  (such  audited   and
unaudited consolidated financial statements, collectively,
the  "Financial Statements"), present fairly the financial
condition,  results of operations and cash  flows  of  the
Company (on a consolidated basis) at such date and for the
periods  set  forth  therein, subject to  normal  year-end
adjustments  with  respect  to  the  September  30,   2002
financial statements.  The Financial Statements, including
the   related  schedules  and  notes  thereto,  have  been
prepared  in accordance with generally accepted accounting
principles as set forth in the opinions and pronouncements
of  the  Accounting Principles Board of American Institute
of   Certified  Public  Accountants  and  statements   and
pronouncements of the Financial Accounting Standards Board as in effect on the date of filing of such documents with the Commission, applied on a consistent basis (except for changes concurred in by the Company's independent public accountants) unless otherwise expressly stated therein.
Since September 30, 2002 to and including the date hereof, there has been no sale, transfer or other disposition by the Company of any material part of the business, property or securities of the Company and no purchase or other acquisition of any business, property or securities by the Company material in relation to the financial condition of the Company except as set forth in Schedule 3.06(a) hereof.

(b)  Except as are fully reflected or reserved against  in
the  Financial Statements and the notes thereto, there are
no  liabilities or obligations with respect to the Company
or  any  of  its  subsidiaries of  any  nature  whatsoever
(whether  absolute, accrued, contingent or  otherwise  and
whether or not due) other than immaterial ordinary  course
accruals, except as set forth in Schedule 3.06(a) hereof.
(c)    Since  September  30,  2002  there  has   been   no
development  or event, nor any prospective development  or
event known to the Company or any of its subsidiaries,  or
any  litigation,  proceeding or other  action  seeking  an
injunction  or other restraining order, damages  or  other
relief  from a court or administrative agency of competent
jurisdiction  pending, threatened or, to the knowledge  of
the   Company,   contemplated,  or  any  action   of   any
Governmental Authority, that has had or could reasonably be expected to have a Material Adverse Effect except as set forth in Schedule 3.06(a) hereof.
(d) After giving effect to the transactions contemplated by this Agreement and the Recapitalization Agreement, the Company will have no indebtedness other than the New Note.
The liabilities of the Company other than as contemplated by Section 3.06(b) hereof, has not materially increased from the amounts set forth in the unaudited financial statements referenced in Section 3.06(a) hereof.
     Subsidiaries. As of the date hereof, the Company has no subsidiaries other than those listed on Exhibit 21 of the Company's Annual Report on Form 10-K for the year ended December 31, 2002.

   No Litigation.  No litigation or claim (including those
for unpaid taxes), or environmental proceeding against the
Company  or any of its subsidiaries is pending, threatened
or, to the Company's best knowledge, contemplated that, if
determined    adversely,   would   (after   taking    into
consideration any reasonably expected insurance recovery with respect thereto), have a Material Adverse Effect on the Company or relates to or would otherwise impact the consummation of the transactions contemplated by this Restructuring Agreement.

   Environmental  Matters.  The Company and  each  of  its
subsidiaries  is  in compliance in all  material  respects
with  all applicable state and federal environmental laws,
and  no event or condition has occurred that may interfere
in any material respect with the compliance by the Company
or  any of its subsidiaries with any environmental law  or
that   may   give   rise  to  any  liability   under   any
environmental law that, individually or in the aggregate, would have a Material Adverse Effect.

  Insurance. The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its subsidiaries are engaged. The Company has no reason to believe that it and its subsidiaries will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

   Disclosure.  The representations and warranties of  the
Company  in  the Restructuring Agreement and,  as  of  the
respective   dates  of  filing  thereof,  the   statements
contained  in  the SEC Reports do not contain  any  untrue
statement of a material fact and do not omit to state  any
material  fact necessary to make the statements herein  or
therein  not  misleading.   The SEC  Reports  contain  all
material information concerning the Company required to be
set  forth  therein,  and  no event  or  circumstance  has
occurred  or exists since September 30, 2002,  that  would
require the Company to disclose such event or circumstance
in  order  to  make the statements in the SEC Reports  not
misleading as of the date of the Closing but that has  not
been so publicly disclosed except as set forth in Schedule
3.06(a) hereof.  The Company hereby acknowledges that  the
Investor is and will be relying on the SEC Reports and the
Company's   representations,  warranties   and   covenants
contained herein in making an investment decision with respect to the matters contemplated by the Restructuring
Agreement and will be relying thereon.


COVENANTS OF THE COMPANY
       Restriction on Incurrence of Indebtedness and Other
Limitation.

(a) The Company (or any of its subsidiaries) will not issue or incur any indebtedness (or guarantee or otherwise become liable, directly or indirectly, whether contingent or otherwise, for obligations of any Person) prior to the payment in full of the New Note, unless such indebtedness is expressly subordinated to the New Note (pursuant to a subordination agreement executed by the lender in form and substance satisfactory to the Investor) and provides that no cash payments of interest or principal may be made until the New Note is paid in full. The Company (or any of its subsidiaries) may not issue any other security which provides for payment by the Company of cash in any form prior to such time as the New Note is paid in full or otherwise repurchase, retire, acquire, defease, redeem or otherwise in any manner directly or indirectly make any cash payments (whether as interest, dividends, principal or otherwise) in respect of any security (whether or not outstanding as of the date hereof) until the New Note is paid in full.

(b)   Neither the Company nor any of its subsidiaries will
distribute  cash  or  assets other than  in  the  ordinary
course  of business, provided that the Company or  any  of
its subsidiaries may transfer assets provided that the net
cash proceeds received therefrom are applied to repay  the
New  Note.   In  addition  to the foregoing,  neither  the
Company  nor any of its subsidiaries may transfer cash  or
assets  to  Affiliates  other  than  in  connection   with
transactions  in the ordinary course entered  into  on  an
arms-length  basis.  Neither the Company nor  any  of  its
subsidiaries will create or permit to exist any  liens  on
any  of its or its subsidiaries' properties which are  not
in   existence  as  of  the  date  of  this  Restructuring
Agreement.  Neither the Company nor any of its Significant
Subsidiaries (as defined in the New Note) will consolidate or merge with or into any other Person.

MISCELLANEOUS
        Arms Length Negotiation.  Each of the Company  and
the   Investor  acknowledge  and  agree  that  the   terms
of   this   Restructuring  Agreement  and  the  New   Note
and   were  negotiated  in  good  faith  and  on  an  arms
length  basis  and  that  each party  has  freely  entered
into    this    transaction    based    upon    its    own
independent   evaluation  of  the  transaction   and   has
received     such    financial,    legal     and     other
professional   advice   as   it   deems   appropriate   in
connection   with  the  foregoing.   The   language   used
in   this   Restructuring  Agreement  and  the  New   Note
will   be  deemed  to  be  the  language  chosen  by   the
parties   to   express  their  mutual   intent,   and   no
rules    of   strict   construction   will   be    applied
against any party.

  Waiver by Investor and the Company.  The Investor agrees
that,  upon  consummation of the Closing and assuming  the
accuracy  of  the  representations and warranties  of  the
Company   made   in  this  Restructuring   Agreement,   it
irrevocably waives any and all actions, suits, claims  and
demands  whatsoever it had, has or may ever  have  against
the  Company  and its officers, directors,  employees  and
agents  in connection with its acquisition, ownership  and
disposition  of the Series D Preferred and the Convertible
Notes and any and all matters relating to such securities.
The Company agrees that, upon consummation of the Closing,
it  irrevocably waives any and all actions, suits,  claims
and  demands  whatsoever it had,  has  or  ever  may  have
against   the   Investor  and  its  officers,   directors,
employees and agents in connection with its acquisition, ownership and disposition of the Series D Preferred and the Convertible Notes and any and all matters relating to such securities.

   Press  Releases and Disclosure.  No party hereto  shall
issue   any  press  release  or  make  any  other   public
disclosure related to this Restructuring Agreement or any of the transactions contemplated hereby without the prior written approval of the other party hereto, except as may be necessary or appropriate in the opinion of the party seeking to make disclosure to comply with the requirements of applicable law or stock exchange rules. If any such press release or public disclosure is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure that is satisfactory to all parties. The Company has advised the Investor that it intends to file a Form 8-K with the Commission in substantially the form contained in Schedule 3.06(a) hereof and to issue a press release announcing such filing and the Investor consents to the foregoing.

   Notices.   All  notices, demands,  requests,  consents,
approvals or other communications required or permitted to
be  given hereunder or that are given with respect to this
Agreement  shall  be  in writing and shall  be  personally
served  or deposited in the mail, registered or certified,
return receipt requested, postage prepaid or delivered  by
reputable  air  courier service with charges  prepaid,  or
transmitted   by   hand  delivery,  telegram,   telex   or
facsimile, addressed as set forth below, or to such  other
address  as such party shall have specified most  recently
by  written  notice:  (i)  if to the  Company,  to:  Alpha
Hospitality Corporation, 707 Skokie Boulevard, Suite  600,
Northbrook,   IL   60062,  Attention:   Scott   Kaniewski,
Facsimile  No.:  (847)  418-3805,  and  (ii)  if  to   the
Purchaser:  c/o  SG  Cowen  Securities  Corporation,  1221
Avenue   of  the  Americas,  New  York,  New  York  10020,
Attention: Francois Barthelemy, Facsimile No.: (212)  278-
5466, with
copies (which shall not constitute notice)  to:
Jones, Day, Reavis & Pogue, 222 E. 41st St., New York, New
York 10017, Attention:  J. Eric Maki, Esq., Facsimile  No.
(212) 755-7306.  Notice shall be deemed given on the  date
of   service  or  transmission  if  personally  served  or
transmitted  by  telegram,  telex  or  facsimile.   Notice
otherwise sent as provided herein shall be deemed given on the third business day following the date mailed or on the next business day following delivery of such notice to a reputable air courier service.

  Entire Agreement.  This Agreement (together with the New
Note and all other documents delivered pursuant hereto and thereto) constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written, with respect to the subject matter hereof.

   Amendment  and  Waiver.   This  Agreement  may  not  be
amended, modified, supplemented, restated or waived except
by  a  writing  executed by the party against  which  such
amendment,  modification  or  waiver  is  sought  to  been
enforced.   Waivers may be made in advance  or  after  the
right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

    Assignment;   No   Third  Party  Beneficiaries.    The
Restructuring  Agreement  and  the  rights,   duties   and
obligations hereunder may not be assigned or delegated  by
either  the Company, on the one hand, or the Investor,  on
the  other hand, without the prior written consent of  the
other  party hereto; provided that the Investor may assign
or  delegate its rights, duties and obligations  hereunder
to  any Affiliate of the Investor.  Except as provided  in
the  preceding  sentence,  any  purported  assignment   or
delegation of rights, duties or obligations hereunder made
without  the  prior  written consent of  the  other  party
hereto shall be void and of no effect.  This Agreement and
the  provisions  hereof shall be binding  upon  and  shall
inure  to  the  benefit of each of the parties  and  their
respective   successors  and  permitted   assigns.    This
Agreement is not intended to confer any rights or benefits on any Persons other than as set forth above.

  Severability.  This Agreement shall be deemed severable,
and  the  invalidity or unenforceability of  any  term  or
provision   hereof  shall  not  affect  the  validity   or
enforceability of this Agreement or of any other  term  or
provision  hereof.   Furthermore,  in  lieu  of  any  such
invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

  Further Assurances.  Each party hereto, upon the request
of  any other party hereto, shall do all such further acts
and  execute,  acknowledge and deliver  all  such  further
instruments and documents as may be necessary or desirable
to   carry  out  the  transactions  contemplated  by  this
Agreement.

   Titles and Headings. Titles, captions and headings of the sections of this Agreement are for convenience of reference only and shall not affect the construction of any provision of this Agreement.

   GOVERNING  LAW.  THIS AGREEMENT SHALL BE  GOVERNED  BY,
INTERPRETED  UNDER, AND CONSTRUED IN ACCORDANCE  WITH  THE
INTERNAL  LAWS  OF  THE STATE OF NEW  YORK  APPLICABLE  TO
AGREEMENTS  MADE AND TO BE PERFORMED WITHIN THE  STATE  OF
NEW  YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS
OF LAWS THEREOF.

     Jurisdiction;Venue.    Each   party   hereto   hereby
irrevocably submits to the exclusive personal and subject matter jurisdiction of the United States District Court for the Southern District of New York and the Supreme
Court of the State of New York located in the borough of Manhattan over any suit, action or proceeding arising out of or relating to this Restructuring Agreement or the New
Note. Each party hereby irrevocably waives to the fullest extent permitted by law (a) any objection that they may now hereafter have to the venue of such suit, action or proceeding brought in any such court and (b) any claim that any such suit, action or proceeding has been brought in an inconvenient forum.

    Counterparts.   This  Agreement  may  be  executed  in
counterparts, each of which shall be deemed an original, all of which taken together shall constitute one and the same instrument.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

                              ALPHA HOSPITALITY
CORPORATION


                              By:

                              Name:
                              Title:

                              SOCIETE GENERALE


                              By:


                              Name:
                              Title: Authorized Signatory

               ALPHA HOSPITALITY CORPORATION

                16% NOTE DUE JUNE 30, 2003

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT
OF  1933  (THE  "SECURITIES ACT") OR ANY OTHER  APPLICABLE
SECURITIES  LAWS AND HAS BEEN ISSUED IN RELIANCE  UPON  AN
EXEMPTION  FROM  THE  REGISTRATION  REQUIREMENTS  OF   THE
SECURITIES  ACT AND SUCH SECURITIES LAWS.  THE  SECURITIES
REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED,  SOLD,
PLEDGED OR OTHERWISE TRANSFERRED OTHER THAN PURSUANT TO AN
EXEMPTION  FROM  THE  REGISTRATION  REQUIREMENTS  OF   THE
SECURITIES ACT.
                                           U.S. $1,600,000

FOR  VALUE  RECEIVED, Alpha Hospitality  Corporation  (the
"Company"),  a  corporation duly  organized  and  existing
under  the laws of the State of Delaware, hereby  promises
to pay to Societe Generale, or its registered assigns (the
"Holder"), the principal sum of $1,600,000 pursuant to the
amortization schedule set forth on the reverse hereof, and
to  pay  interest on the unpaid principal amount  of  this
Note  in  the manner set forth on the reverse hereof  from
the  date of execution of this Note set forth below at the
rate  of 16% per annum.  Reference is hereby made  to  the
further provisions set forth on the reverse hereof,  which
provisions shall for all purposes have the same effect  as
if set forth in this place.
IN WITNESS WHEREOF, the Company has caused this instrument
to   be  duly  executed  by  an  officer  thereunto   duly
authorized.

Dated:     December     , 2002               ALPHA
HOSPITALITY CORPORATION

                              By:
                              ____________________________
                              ___
                              Name:
                              Title:

                    - REVERSE OF NOTE -


  1. ISSUANCE. This Note is a duly authorized issue of the Company designated as its 16% Note Due June 30, 2003 in an original aggregate principal amount of $1,600,000.
  2. INTEREST. The Company shall pay interest on the outstanding principal amount of this Note at the rate of
16% per annum, computed based on a 360-day year consisting of twelve 30-day months. Interest on this Note will accrue from the date of this Note set forth on the front
of this Note until the payment in full of the principal amount hereof has been made in accordance with the provisions hereof. Interest on this Note shall be payable in arrears as set forth in Section 3 hereof.
  3.   PRINCIPAL.     (A)  The payment of the principal on
this Note shall be due in such amounts and on such payment dates (each, a "Payment Date") as follows: (i) $400,000 shall be due and payable on February 28, 2003, (ii)
$400,000 shall be due and payable on March 31, 2003 and
(iii) $800,000 shall be due and payable on June 30, 2003. Accrued interest on the outstanding principal amount of this Note shall also be due and payable on each Payment Date. Interest will accrue on overdue payments of principal and interest at the rate of 16% per annum.
               (B)  The Company shall at any time have the
option to make a prepayment (a "Prepayment") of all but not less than all of the principal amount due on any Payment Date (together with interest accrued to the date of such Prepayment). If the amount of any Prepayment shall be less than the entire outstanding principal amount of this Note (plus accrued interest thereon), such Prepayment shall be applied against the next scheduled payment or payments due in chronological order. In addition, in the event of a Prepayment, the Company shall be entitled to a reduction of the principal amount payable (but not of the amount of accrued interest relating thereto) as follows: (x) as to the principal amount due on the February 28, 2003 Payment Date, a reduction of 5% of the principal amount otherwise payable if such payment is made by January 15, 2003, (y) as to the principal amount due on the March 31, 2003 Payment Date, a reduction of 10% of the principal amount otherwise payable if such payment is made by January 15, 2003 and a reduction of 5% of the principal amount otherwise payable if such payment is made by February 28, 2003, and (z) as to the principal amount due on the June 30, 2003 Payment Date, a reduction of 15% of the principal amount otherwise payable if such payment is made by February 28, 2003, a reduction of 10% of the principal amount otherwise payable if such payment is made between March 1, 2003 and March 31, 2003 and a reduction of 5% of the principal amount otherwise payable if such payment is made between April 1, 2003 and May 31, 2003.
In the event of a Prepayment of less than the entire outstanding principal amount of this Note, accrued interest with respect to the remaining outstanding principal amount will be payable on each scheduled Payment Date as completed by Section 3(A) above.

  4. RANKING. This Note constitutes senior unsecured indebtedness of the Company, ranks pari passu in right of payment with other unsubordinated and unsecured indebtedness of the Company and ranks senior in right of payment to all subordinated indebtedness of the Company.
As of the date of this Note set forth on the front of this Note, the Company does not have, and prior to payment in full of this Note the Company may not incur, guarantee or otherwise become liable for, directly or indirectly, whether contingent or otherwise, indebtedness ranking pari passu in right of payment with this Note or secured by assets of the Company or any of its subsidiaries.
  5.   EVENTS OF DEFAULT.
     (a)  An "Event of Default" under this Note occurs if:

          1. the Company defaults in the payment of the principal of or interest on this Note when due and any such default continues for a period of 3 days;
          2. the Company fails to comply in any material respect with any of its agreements in this Note (other than those referred to in clause (1) above) or the provisions of the Restructuring Agreement, and such failure continues for 15 days after the notice specified below (provided that the Company shall be entitled to such cure period only if it timely delivers to the Holder such notice specified below);
          3. indebtedness of the Company or any subsidiary of the Company that, as of the date of this Note or at any subsequent time, constitutes a "significant subsidiary" as defined under Securities and Exchange Commission
Regulation S-X and, as of the date of this Note or at any subsequent time, taken alone, has a net worth of at least
$500,000 (a "Significant Subsidiary") is not paid within any applicable grace period after maturity or is accelerated by the holders thereof because of a default, the total amount of such indebtedness unpaid or accelerated exceeds $100,000 and such default continues for 5 days after the notice specified below;
          4. the Company or any Significant Subsidiary pursuant to or within the meaning of any federal or state bankruptcy, insolvency or other law for the relief of debtors
("Bankruptcy Law"):

            1.   commences a voluntary case or proceeding;
            2. consents to the entry of an order for relief against it in an involuntary case or proceeding;
            3. consents to the appointment of any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law (a "Custodian") of it or for any substantial part of its property; or
            4. makes a general assignment for the benefit of its creditors; or
            5. takes any comparable action under any foreign laws relating to insolvency;
          5. a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

            (A)     is  for relief against the Company  or
          any  Significant  Subsidiary in  an  involuntary
          case or proceeding;
            (B)    appoints a Custodian of the Company  or
          any    Significant   Subsidiary   or   for   any
          substantial part of its property; or

            (C)     orders  the winding up or  liquidation
          of the Company or any Significant Subsidiary;

or  similar relief is granted under any foreign  laws  and
the order or decree remains unstayed and in effect for  60
days; or

          6. any final judgment or decree for the payment of money in excess of $500,000 (to the extent not covered by insurance) is rendered against the Company or any Significant Subsidiary and is not discharged and either
(A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (B) there is a period of 60 days following such judgment during which such judgment or decree is not discharged, waived or the execution thereof stayed and, in the case of (B), such default continues for 5 days after the notice specified below.
     The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.
     A default under clause (2), (3) or (6) above is not an Event of Default until the Holder of this Note notifies the Company of such default and the Company does not cure such default within the time specified after receipt of such notice. Such notice must specify the default, demand that it be remedied and state that such notice is a "Notice of Default."
     The Company shall deliver to the Holder of this Note, within 5 days after the occurrence thereof, written notice of any event that with the giving of notice, the lapse of time or both would become an Event of Default under clause
(2), (3) or (6) above, its status and what action the Company is taking or proposes to take with respect thereto.

      (b)  If an Event of Default (other than an Event  of
Default specified in clause (4) or (5) above) occurs and is continuing, the Holder of this Note may declare the principal of and accrued interest on this Note to be immediately due and payable, and upon such declaration an amount equal to 125%, of the entire outstanding principal amount of this Note and 100% of such interest shall be immediately due and payable. If an Event of Default specified in clause (4) or (5) above occurs, the entire outstanding principal of and interest on this Note shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Holder of this Note.
  6. NO AMENDMENT. No provision of this Note may be amended, altered or modified without the written agreement of the Holder and the Company.
  7. LOST OR DESTROYED NOTE. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new
Note for the principal amount of this Note so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership thereof, and indemnity, if requested, all reasonably satisfactory to the Company.

  8.   GOVERNING LAW.  This Note shall be governed by,
enforced under and construed in accordance with the laws
of the State of New York, without giving effect to the
principles of conflicts of laws thereof.
  9.   NOTICE.  Any notice or other communication required
or permitted to be given hereunder shall be given as
provided herein or delivered against receipt if to (i) the
Company at 707 Skokie Boulevard, Suite 600, Northbrook, IL
60062, Facsimile No.: xxxxxxx, Attention: Scott Kaniewski
(or to such other address of which notice has been given
to the Holder in writing), and (ii) the Holder of this
Note, to such Holder at its last address furnished to the
Company in writing.  Any notice or other communication
mailed or otherwise delivered shall be deemed given at the
time of receipt thereof.
  10.  WAIVER.
      (a)   The  Company hereby waives, except as provided
herein,  presentment  for  payment,  notice  of  dishonor,
protest and notice of protest and, in the event of default
hereunder,  the  Company  agrees  to  pay  all  costs   of
collection, including reasonable attorneys' fees.

      (b)  Any waiver by the Holder hereof of a breach  of
any  provision  of this Note shall not operate  as  or  be
construed  to  be  a waiver of any other  breach  of  such
provision or of any breach of any other provision of  this
Note.   The  failure of the Holder hereof to  insist  upon
strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note.
Any waiver must be in writing.

UNENFORCEABLE PROVISIONS.  If any provision of  this  Note
is   invalid,  illegal  or  unenforceable,  the  remaining
provisions of this Note shall remain in effect, and if any
provision  is  inapplicable to any person or circumstance,
it  shall  nevertheless  remain applicable  to  all  other
persons                 and                 circumstances.